Exhibit 4.11

BLOCKBUSTER INC.

Issuer

SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

9% Senior Subordinated Notes Due 2012

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 23, 2009 and amended and restated as of October 30, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A.

Trustee

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of April 23, 2009 and amended and restated as of October 30, 2009, is among Blockbuster Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of August 20, 2004, pursuant to which the Company originally issued $300,000,000 in principal amount of 9% Senior Subordinated Notes due 2012 (the “Notes”); and

WHEREAS, Section 9.01(5) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Securityholder to add Guarantees with respect to the Securities, including any Subsidiary Guaranty; and

WHEREAS, Blockbuster Gift Card, Inc. is a Restricted Subsidiary of the Company and upon becoming a Loan Party to the Credit Agreement is required to become a Subsidiary Guarantor under the Indenture; and

WHEREAS, on April 23, 2009, the Company, the Subsidiary Guarantors and the Trustee entered into a supplemental indenture for the purpose of adding a Guarantee of the Notes by Blockbuster Gift Card, Inc., and such supplemental indenture was incorrectly named “Second Supplemental Indenture” (the “Original Supplement”); and

WHEREAS, and Section 9.01(1) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Securityholder to cure any defect; and

WHEREAS, the parties to the Original Supplement desire to amend and restate the Original Supplement to rename the Original Supplement the “Third Supplemental Indenture”; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee agree that the Original Supplement is hereby amended and restated in its entirety by this Third Supplemental Indenture and covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

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ARTICLE 1

Section 1.01 This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01 From this date, in accordance with Section 4.09 of the Indenture and by executing this Third Supplemental Indenture, Blockbuster Gift Card, Inc., a Virginia corporation, is subject to the provisions of the Indenture as and becomes a Subsidiary Guarantor to the extent provided for in Article 11 thereunder.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03 The Company hereby notifies the Trustee that Blockbuster Gift Card, Inc. is a Restricted Subsidiary (as that term is defined in the Indenture).

Section 3.04 THIS THIRD SUPPLEMENTAL INDENTURE AND THE SECURITIES GOVERNED HEREBY AND BY THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05 The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 3.06 If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision which is required to be included in the Third Supplemental Indenture or the Indenture by the TIA, the required provision shall control.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

BLOCKBUSTER INC.

By:	/s/ Eric Peterson
Name: Eric Peterson
Title: Executive Vice President and Secretary

SUBSIDIARY GUARANTORS:

BLOCKBUSTER CANADA INC.
BLOCKBUSTER DIGITAL TECHNOLOGIES INC.
BLOCKBUSTER DISTRIBUTION, INC.
BLOCKBUSTER GIFT CARD, INC.
BLOCKBUSTER GLOBAL SERVICES INC.
BLOCKBUSTER INTERNATIONAL SPAIN INC.
BLOCKBUSTER INVESTMENTS LLC
BLOCKBUSTER VIDEO ITALY, INC.
MOVIELINK, LLC
TRADING ZONE INC.

By:	/s/ Eric Peterson
Name: Eric Peterson
Title: Executive Vice President and Secretary

BLOCKBUSTER PROCUREMENT LP

By:	Blockbuster Distribution, Inc., Its General Partner

By:	/s/ Eric Peterson
Name: Eric Peterson
Title: Executive Vice President and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Mauri J. Cowen
Mauri J. Cowen, Vice President

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